Exhibit 10.2

INDIA FIVE HUNDRED RUPEES Rs. 500:, INDIA NON JUDICIAL - TAMILNADU AL 897639 “This stamp paper is to be read with (Mast9r Credit Terms / Letter of continuity for DR note packing credit undertaking, etc. dates 27/04/2017 executed by Majesco Software and Solutions India Pvt Ltd. in favour of Standard Chartered Bank For MASCO SOFTWARE AND SOLUTONS INDIA PVT, LTD

Standard chartered Mater credit Terms (Uncommitted) India These are the Master Credit Terms (Uncommitted) referred to and incorporated in the Agreement between the Bank and each Borrower. IT Is AGREED: 1. DEFINITIONS AND INTERPRETATIONS 1.1 Definitions: Terms defined in the Facility Letter (and not otherwise defined herein) will have the same meaning when used in these Master Credit Terms (Uncommitted): "Adverse Effect" means an adverse effect in the sole opinion of the Bank on: (a) the condition (financial or otherwise), assets, operations, prospects or business of any Obligor or the Group (taken as a whole); (b) the ability of any Obligor to perform its obligations under the Finance Documents; (c) the validity. legality or enforceability of, or the rights or remedies of the Bank under any Finance Documents; or the validity, legality or enforceability of any Security Interest created / to be created in respect of a Facility / under any Finance Document or on the priority or ranking of such Security Interest. "Affiliate" means, in relation to a person: (a) any of its Subsidiaries; (b) any of its Holding Companies; or (c) any other Subsidiary of any such Holding Company, including head offices and branches of the above. "Authority" means any government, quasi-government, administrative, regulatory or supervisory body or authority, court or tribunal. "Break Costs" means a net loss of interest revenue the Bank incurs when all or any part of any utilisation is repaid on a day which is not the last day of a Term for that utilisation. "Control" and "Controlled" means: (a) the power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to direct its management and policies or to control the composition of its board of directors or equivalent body; or (b) ownership of more than 50% of the voting share capital or equivalent right of ownership of that person. "Default" means: (a) an Event of Default; or (b) an event or circumstance which would (with the expiry of a grace period, giving of notice or the making of any determination under the Finance Document or any combination of them) be an Event of Default. "Designated Combined Facility Limits" means (if specified) the amount designated as the combined facility limit for the Facilities specified opposite those Facilities in column (2) of the table in Clause 2.1(b) (Designated Combined Facility Limits) of the Facility Letter. "Designated Facility Limits" means the amount designated as the facility limit against a Facility specified opposite that Facility in column (2) of the table in Clause 2.1(a) (Designated Facility Limits and Designated Sub-limits) of the Facility Letter. "Designated Sub-limits" means (if specified) the amount as designated as the sub-limit against a Borrower in column (3) of the table set out in Clause 2.1(a) (Designated Facility Limits and Designated Sub-limits) of the Facility Letter. "Event of Default" means any event specified in Clause 11.1 and in any other Finance Document. "Facility" means each facility set out in Clause 2 (Facilities) of the Facility Letter. "Finance Document" means the Agreement, any Security Documents, any document identified as such in the Facility Letter and any other document designated as such by the Bank and any Group member from time to time. "Financial Indebtedness" means any indebtedness incurred for or in respect of: (a) monies borrowed; (b) any amount raised under any other transaction (however structured) having the commercial effect of a borrowing; and (c) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in paragraphs (a) and (b) above. "Financial Statements" means: (a) for the Parent, the audited consolidated financial statements of the Group for each of its financial years; and (b) for each Obligor other than the Parent, its audited financial statements for each of its financial years. "Group" means the Parent and its Subsidiaries. "Holding Company" means, in relation to a person, any other person in respect of which the first named person is a Subsidiary. "Increased Cost" means: (a) an additional or increased cost; (b) a reduction in the rate of return from a Facility or on the Bank's (or its Affiliate's) overall capital; or (c) a reduction of an amount due and payable under any Finance Document, which is incurred or suffered by the Bank or any of its Affiliates but only to the extent attributable to the Bank having entered into any Finance Document or funding or performing its obligations under any Finance Document. "Local Currency" means for each Facility, the currency in which the Designated Facility Limits of that Facility is denominated as specified in Clause 2 (Facilities) of the Facility Letter. "Local Currency Amount" means the amount specified in the utilisation request (or, if the amount requested is not denominated in the Local Currency for the relevant Facility). that amount converted into that Local Currency at the Spot Rate adjusted to reflect any repayment, prepayment, consolidation or division of the utilisation, "Obligor" means each Borrower and any person providing a guarantee of and/or Security Interest for the obligations of any Borrower and/or any other Obligor under the Finance Documents. "Party" means a party to the Agreement. "Personal Information" includes each Obligor's name, address, taxpayer identification number, other form of identification and that of each Obligor's direct or indirect Standard beneficial owners, beneficiaries, controlling persons or their respective Relevant Data Subjects. "Prime Rate" means the interest rate, however it is called, published by the Bank from time to time as the minimum rate of interest at which it will lend money to prime borrowers. "Relevant Data Subject" means any person: (a) named in or who executes any Finance Document or any other forms submitted by a Borrower to the Bank; (b) who is a director or officer of an Obligor; or (c) as specified by the Bank. "Restricted Party" means a person with whom a national of the United States or Member State of the European Union would be prohibited or restricted by law from transacting. "Sanctions" means the economic sanctions laws. regulations, embargoes or restrictive measures imposed by the governments of the United States, the European Union or any of its Member States. "Security Interest" means a mortgage, charge, pledge, lien, hypothecation, security assignment or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Subsidiary" means in relation to a person, any other person: (a) which is Controlled, directly or indirectly, by the first named person; (b) more than half the issued share capital of which is beneficially owned, directly or indirectly, by the first named person; or (c) which is a Subsidiary of another Subsidiary of the first named person. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty, interest payable, fine, surcharge or the payment in or in respect thereof) present or future as required by law. 1.2 Interpretation (a) Any reference in the Agreement to: (i) an "amendment" includes a supplement, variation, novation, restatement or re-enactment and "amended" will be construed accordingly: (ii) a "disposal" means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary and "dispose" will be construed accordingly; (iii) an "authorisation" includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation; (iv) "indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money: (v) a "law" includes (A) any agreement with any Authority; and (B) any law, regulation. rule. official directive, request, guideline, sanction, embargo or restrictive measure (whether or not having the force of law) of any Authority and any interpretation, application or enforcement of such law; (vi) any statute or any section of any statute will be deemed to include reference to any statutory modification or re-enactment of it for the time being in force; (vii) a "Finance Document" or any other agreement or instrument is a reference to that Finance Document or other agreement or instrument as amended, including any increase in the amount of a facility or for an additional facility; (viii) a currency is to the lawful currency for the time being of the relevant country; (i) a "month" is to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month. If there is no numerically corresponding day in the following month, that period will end on the last Banking Day in that calendar month: (ii) a "person" includes any individual, company, Hindu undivided family, corporation, unincorporated association or body (including a partnership, limited liability partnership, trust, joint venture or consortium), government. state. agency, organisation or other entity whether or not having separate legal personality and its and any subsequent successors in title, heirs, permitted transferees and permitted assigns, in each case in accordance with their respective interests; and (iii) "information" includes Personal Information. (b) Words denoting the singular will include the plural and vice versa. (c) A reference to a party or a person will be construed as including its and any subsequent successors in title, permitted transferees and permitted assigns, in each case in accordance with their respective interests. (d) A Borrower providing "cash cover' for a Facility means that Borrower paying an amount in the currency of that Facility to an interest-bearing account in the name of that Borrower and: (i) the account is with the Bank; (ii) withdrawals from the account may only be made to pay the Bank amounts due and payable to it under that Facility until no amount is or may be outstanding under that Facility; and (i) that Borrower has executed a Security Document, in form and substance satisfactory to the Bank. creating a first ranking Security Interest over that account. (e) If there is any inconsistency between: (i) the Facility Letter and the Master Credit Terms (Uncommitted), the former will prevail. (ii) the Facility Letter or the Master Credit Terms (Uncommitted) and the Standard Terms, the General Trade Terms, the Trade Service Supplements, the Facility Letter or the Master Credit Terms (Uncommitted) will prevail. 1.3 The Facilities (a) Limits: The Bank will offer each Facility to each designated Borrower specified opposite that Facility in column (3) of the table set out in Clause 2.1(a) (Designated Facility Limits and Designated Sub-limits) subject to the Designated Facility Limits. Designated Combined Facility Limits and Designated Sub-limits (whichever is the lower). The Bank may: (1) at its sole discretion, allow each designated Borrower excesses above the stated limits and such excesses shall be deemed given at the Borrower's request; or (ii) where an Obligor breaches any provision of a Finance Document, convert any Facility amount outstanding or otherwise due, to an unauthorised overdraft. (a) Currency: If a Facility is made available in more than one currency, the Designated Facility Limits, Designated Combined Facility Limits and Designated Sub-limits will be calculated in the Local Currency for the relevant Facility and any utilisation and any proposed utilisation in other currencies will be converted into the relevant Local Currency at the Spot Rate.

(c) Uncommitted: Regardless of any other provision of the Agreement, each Facility is uncommitted and is made available to each designated Borrower at the Bank's sole discretion, and is subject to periodic review at any time by the Bank. The Bank will have no obligation to make any utilisation under, or make available any part of, any Facility. (d) On demand: Regardless of any other provision of the Agreement, each Facility is made available on an on-demand basis. The Bank may at its sole discretion at any time on written notice to any Borrower: (i) cancel or call for cash cover for all or any part of any Facility; or (ii) demand repayment/payment of any amount outstanding or otherwise due under or in relation to any Facility (whether principal, interest or other sum), whereupon each Borrower must within two Banking Days pay the relevant amount to the Bank; and I or (iii) enforce any and all Security Interest created under and pursuant to the Security Documents. 2. CONDITIONS PRECEDENT 2.1 Initial Conditions Precedent Each Borrower must provide all of the Conditions Precedents in form and substance satisfactory to the Bank before any utilisation of a Facility is permitted. 2.2 Further conditions precedent The Bank's obligations in respect of each utilisation are subject to the further conditions precedent that on both the date of each utilisation notice and the relevant utilisation date: (a) the representations and warranties made or given under the Finance Documents are true and accurate in all material respects; (b) in the case of a rollover (if any), no Event of Default is continuing or would result from the proposed utilisation and, in the case of any other utilisation. no Default is continuing or would result from the proposed utilisation; and (C) the Bank has received all of the documents and other evidence listed in, and appearing to comply with, the list of Utilisation-Specific Conditions Precedent. 3. FOREIGN CURRENCY 3.1 The Bank may at any time recalculate the Local Currency Amount of any utilisation denominated in a Foreign Currency using the Bank's Spot Rate on the Banking Day prior to the date of recalculation. 3.2 If at any time the total Local Currency Amount of all utilisations due by a Borrower exceeds that Borrower's Designated Sub-Limit. that Borrower must repay an amount of principal (in relation to any utilisation(s) which the Bank may identify) equal to such excess (together with all accrued but unpaid interest on that amount and any Break Costs) within two Banking Days after receiving a demand from the Bank. 4. PREPAYMENT If prepayment is permitted in the Facility Letter or otherwise with prior written permission of the Bank. all prepayments will be subject to the conditions stipulated by the Bank including payment of prepayment charges / (based and calculated on interest differential and / or as agreed by the Bank) / Break Costs and will be applied in or towards repayment and satisfaction of the obligations of the Borrower under the relevant Facility in inverse chronological order. 5. DEFAULT INTEREST 5.1 If: (a) a Borrower fails to pay any amount payable by it under a Finance Document on its due date or any Default occurs or is outstanding or continuing; or (b) draws in excess of the limited sanctions by the Bank (even if such overdrawing has been permitted by the Bank at its sole discretion in such circumstances as may be deemed exceptional by the Bank), then the relevant Borrower shall be liable and agrees to pay to the Bank default interest at the Default Rate ("Default Interest") over and above the rate of Interest applicable for a Facility. A notice to the Borrower for the levy of the Default Interest by the Bank and service of any such notice is waived. Default Interest will accrue daily on the entire overdue amount from the due date up to the date of actual payment (both before and after judgment) and will be immediately payable on demand to the Bank. This is without prejudice to the Bank's other rights and remedies available under the Finance Documents and in law. 5.2 Default Interest (if unpaid) arising on an overdue amount will be compounded with the overdue amount on any basis that the Bank may select. 5.3 If a Borrower defaults, the Bank and the RBI may disclose or publish the name of the Borrower, its partners and / or directors in a manner and via such medium as the Bank or the RBI may determine. 6. TAXES 6.1 All Taxes (including service tax) in respect of or pursuant to any transaction under the Finance Documents will be to the account of and be borne and paid by the Borrower at all times and the Bank will not be in any way liable to bear or pay any Tax (including service tax). Further, each Borrower must make all payments to be made by it under the Finance Documents without any set-off or counterclaim and free from any deduction or withholding for or on account of any Tax. 6.2 If a Borrower makes any such deduction or withholding for or on account of any Tax. that Borrower must: (a) pay to the Bank any additional amount as may be necessary to ensure that the Bank receives the full amount of the relevant payment as if that deduction or withholding had not been made; and (b) supply promptly to the Bank evidence satisfactory to the Bank that it has accounted to the relevant Authority for the withholding or deduction. 7. INCREASED COSTS Each Borrower must on demand by the Bank, pay the amount of any Increased Costs incurred by the Bank or any of its Affiliates as a result of: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law; Or (a) compliance with any law made after the date of the Agreement.

8. PAYMENTS 8.1 Banking Days If any date for payment of any sum due under the Finance Documents is not a Banking Day then that payment must be made on the next Banking Day in the same calendar month or the preceding Banking Day if there is not. 8.2 Place, currency and funds (a) On each date on which a Borrower is required to make a payment under a Finance Document that Borrower must pay the Bank for value on the due date at the time, in the currency in which the Facility is denominated along with the cost, expense etc is incurred or as otherwise as specified by the Bank and in such funds as are specified by the Bank. (b) Payment must be made to the account the Bank specifies. 8.3 Partial payments If the Bank receives insufficient payment to discharge all the amounts then due and payable under the Finance Documents, the Bank may apply that payment towards the obligations under the Finance Documents in any manner the Bank decides, irrespective of any appropriation made by any Borrower. 8.4 Timing of payments If a Finance Document does not provide for when a particular payment is due, that payment is due within three Banking Days of demand by the Bank. 9. REPRESENTATIONS AND WARRANTIES Each Borrower makes the following representations and warranties to the Bank from and after the date of the Agreement which are deemed to be repeated at all times (having regard to the circumstances existing at the time of repetition) so long as any sums are actually or contingently owing under the Agreement. 9.1 Status (a) It is and each of the other Obligors is legally and properly organised and in existence under the law of its jurisdiction of incorporation. (b) It, each other Obligor and each of its Subsidiaries have the power to own its assets and carry on its business as it is being conducted. 9.2 Binding obligations The obligations expressed to be assumed by it and each other Obligor in each Finance Document are legal, valid, binding and enforceable obligations and the person(s) executing such documents on behalf of it and each other Obligor have been duly authorised to do so. 9.3 Non-conflict The entry into and performance of the Finance Documents by it and each other Obligor and the transactions contemplated by the Finance Documents do not and will not conflict with or violate: (a) any law or any official or judicial order, decree or judgment applicable to it or any other Obligor; or (b) its or any of its Subsidiaries' or any other Obligor's constitutional documents; or (c) any agreement or instrument binding upon it or any other Obligor or any of its Subsidiaries or any of its or any other Obligor's or any of its Subsidiaries' assets. 9.4 Powers and authority It and each other Obligor has the full power to enter into and perform, and has taken / obtained all necessary action, authorisations, consents, approvals and licenses, and which are in full force and effect, without any default on the part of any Obligor, to (i) own its property and assets. carry on its business; (ii) enter into, perform and delivery the Finance Documents and the transactions contemplated by the Finance Documents; and (iii) ensure the validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents. 9.5 Validity All authorisations required or desirable to enable it and each other Obligor to lawfully enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party have been obtained or effected and are in full force and effect. 9.6 No stamp taxes Other than the stamp duty and any applicable registration fee or charges already paid on / in relation to the Finance Documents. no duty or Tax or charge is payable on / in respect of any Finance Document. 9.7 Security Interests Any Security Interest created under the Finance Documents is, subject to completion of all registrations required by law, a legal, valid, binding and enforceable charge over the assets to which such Security Interest relates, as per ranking in the Facility Letter. 9.8 Immunity (a) The entry into each Finance Document (to which it is a party), and the exercise by it of its rights and performance of its obligations under each such Finance Document will constitute, private and commercial acts performed for private and commercial purposes; and (b) It will not be entitled to claim immunity from suit, execution. attachment or other legal process in any proceedings taken in ifs jurisdiction of incorporation in relation to any Finance Document. 9.9 Environmental claims It has complied with all environmental law which it is subject to and is not aware of any basis for any environmental claim against it which may have an Adverse Effect. 9.10 No Adverse Effect There is no action, suit, proceeding or investigation pending and/or continuing or to the knowledge of the Borrower threatened by or against any Obligor or the property of any Obligor before any court of law or Authority which may have an Adverse Effect 9.11 Correct Information All factual and other information provided to the Bank by an Obligor was true and accurate as at a date no earlier than the date on which it was provided. 9.12 No Default No Default has occurred or is continuing or outstanding. 9.13 Receivables Any receivables purchased or debt financed by the Bank will not be the subject of any counter claim, set off, netting arrangement, any credit, discount or allowance or deduction on the part of the relevant buyer of the goods/services and no Obligor shall avail of any other facility or financing arrangement from any person in respect of any receivables purchased or debt financed by the Bank, whether directly or indirectly, which may result in double financing. 9.14 Additional representations Such additional representations as may be specified in the Facility Letter. 10. GENERAL UNDERTAKINGS 10.1 Authorisations and compliance with laws Each Borrower must obtain, maintain and comply with any / each authorisation, consents, approvals and licences required by any law to enable it to (i) own its property an assets, carry on its business; (ii) enter into, perform and deliver the Finance Documents and the transactions contemplated by the Finance Documents; and (iii) ensure the validity and enforceability of the Finance Documents and the transactions contemplated by the Finance Documents. 10.2 Pari passu ranking Each Borrower undertakes that its obligations and liabilities under each Finance Document will at all times rank (except in respect of statutory preferential debts) at least part passu with all its present and future unsecured indebtedness. 10.3 Negative pledge (a) No Borrower will (and must ensure that no other Group member will) create or permit to subsist any Security Interest over any of its assets other than under the Security Documents. (b) No Borrower will (and must ensure that no other Group member will): (i) sell, transfer or otherwise dispose of any of its assets on terms by which they are or may be leased to or re-acquired by it or any Group member: (ii) sell, transfer or otherwise dispose of any of its receivables on recourse terms; (iii) enter into any arrangement under which money or the benefit of a bank or other account may be applied, set-off or made subject to a combination of accounts: or (iv) enter into any preferential arrangement having a similar effect, in circumstances where the arrangement or transaction is entered into primarily as a method of raising Financial Indebtedness or of financing the acquisition of an asset. ('Quasi-Security" means any transaction described in paragraph (b) above) (c) Paragraphs (a) and (b) above do not apply to: (i) any netting or set-off arrangement entered into by any Group member in the ordinary course of its banking arrangements for the purpose of netting debit and credit balances; (ii) any lien arising by operation of law and in the ordinary course of trading or retention of title arrangement in the ordinary course of trading on standard terms and conditions of any supplier; (iii) any Security Interest or Quasi-Security over goods and/or documents of title to goods arising in the ordinary course of letter of credit transactions in the ordinary course of trade; (iv) any Security Interest or Quasi-Security created by any Finance Document; (v) any Approved Security except to the extent that the principal amount secured by any Approved Security exceeds the relevant maximum principal amount specified against that Approved Security in the Facility Letter; and (i) any Security Interest or Quasi-Security created with the prior written consent of the Bank provided that the principal amount is not increased at any time. 10.4 Disposals, acquisitions and mergers No Borrower will (and must ensure that no other Group member will): (a) dispose of all or any part of their assets or make any acquisition or investment except where made in the ordinary course of trading or, in relation to a disposal of assets only, of assets in exchange for other assets comparable or superior as to type and value: (b) enter into any scheme of expansion, merger. amalgamation, compromise or reconstruction, except with prior written consent of the Bank; (c) permit any change in its ownership or control or constitution or shareholding or the management or majority of directors or partners, except with prior written consent of the Bank; (d) make any change to the general nature of its business from that carried on at the date hereof, except with prior written consent of the Bank; and (e) make any change to / in its constitutional documents, except with prior written consent of the Bank. 10.5 Change of business Each Borrower must procure that no substantial change is made which will have an effect on the general nature of its business or that of its Group from that carried on at the date of the Agreement. 10.6 Financial statements and other information (a) Each Borrower must ensure that the Bank receives: (i) the Financial Statements as soon as they become available or within the time period as prescribed by the Bank / RBI; (ii) accurate and up to date information necessary to enable the Bank to comply with applicable law, "know your customer' or similar identification procedures as the Bank may request from time to time; (iii) details of any litigation. arbitration or other (iv) proceedings pending or threatened; (v) purpose of utilisation; (vi) cash flow projections of the Borrower for the next year, the monthly stock and book debts statements and the quarterly information data along with the aging schedule of the Borrower's overdue payables, in the Borrower's periodical returns as prescribed by the Reserve Bank of India, within the time period as prescribed by the Bank / RBI; and (vii) any further information, financial or otherwise the Bank may reasonably request from time to time in writing regarding the Borrower / Group including, without limitation, any information requested in relation to the Purpose of the Facility. Further, the Borrower agrees to create any security and repay the principal and applicable interest within the stipulated timelines. Non or late submission or payment of any of the aforesaid, will attract penal charges at the rates and the discretion of the Bank. (b) Each Borrower must ensure that the consent of Relevant Data Subjects to the Bank's collection. holding. storing, use, processing. transfer. disclosure, and reporting (directly or indirectly) to any Authority of their Personal Information is obtained.

10.7 Notification of Default Each Borrower must notify the Bank of any Default (and any steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence. 10.8 Right of First Refusal As long as any sum remains owing under any Facility, if a Borrower wishes to engage any person to provide (i) currency, commodity price or interest rate hedging, transaction banking products and services including cash management services, trade services, trade finance, custodial services. fund administration and escrow services, (ii) any refinancing or replacement of the Facilities or (iii) any other similar transactions in the financial markets (collectively the "Services"), the relevant Borrower shall enter into good faith negotiations and shall give the Bank or its Affiliate the right of first refusal to provide such Services, such right to be subject to terms and conditions to be agreed. Provided that the foregoing shall not be deemed as a waiver by a Borrower of its rights or restriction on the Borrower to access the market or any other bank, financial institution or service provider in respect of the Services. 10.9 Sanctions (a) No Obligor, nor any of their Affiliates or persons associated directly or indirectly with the Obligor: (i) is a Restricted Party; or (ii) has received notice of or is aware of any action or investigation against it with respect to any Sanctions. (b) The proceeds of any utilisation, monies or services or other transaction contemplated by or provided under this Agreement shall not be used: (i) either directly or indirectly for the benefit of any Restricted Party; or (ii) in any manner that would result in any Obligor or the Bank or any Affiliate or agent thereof being in breach of any Sanctions (if and to the extent applicable to them) or becoming a Restricted Party. 10.10 Additional documents The Borrower agrees and undertakes to sign. without any demur or protest. such documents and writings and at such periodic intervals, as may be required by the Bank, acknowledging the outstandings under each or any of the Facilities, for the purpose of section 18 of the Limitation Act, 1963. 10.11 Additional undertakings Each Borrower must comply with any additional undertakings that may be specified in the Facility Letter. 11. EVENTS OF DEFAULT 11.1 Events of Default The following are Events of Default of the Master Credit Terms (Uncommitted). (a) Any representation, warranty, information or declaration provided by any Obligor in terms of / under any Finance Document and/or in relation to the Facilities is or becomes false, misleading or otherwise incorrect. (b) Any Obligor fails to observe or comply with any of the terms conditions of the Facilities / any Finance Document. (c) Any Obligor fails to make payment of any amount due under / in relation to the Facilities as and when it becomes due. (d) Any Obligor commits any act of bankruptcy, insolvency, suspends payment to any of its creditors, or if any petition of bankruptcy or winding up is filed by or against any Obligor. (a) A receiver is appointed over the whole or any part of the property of any Obligor. (b) Any Obligor ceases or threatens to cease carrying on its business, (c) Any order of attachment, distress, execution or other similar process is enforced against any Obligor and / or upon any security provided to the Bank in relation to the Facilities. (d) The securities (if any) created under the Finance Documents ceases to enure to the benefit of the Bank. (e) If it is certified by a firm of accountants appointed by the Bank (which the Bank is entitled and hereby authorised to so appoint at any time) that the liabilities of any Obligor exceed its assets or that any Obligor is carrying on a business at a loss or if the net worth of any Obligor is reduced from the level as intimated to the Bank in the latest net worth statement submitted to the Bank. (f) If there is any deterioration or impairment of any securities or any part thereof or any decline or depreciation in the value thereof (whether actual or reasonably anticipated), which causes the securities or any part thereof, in the judgment of the Bank to become unsatisfactory as to character or value. (g) All or any part of a Facility is not utilised for the purpose for which it is sanctioned / granted. (I) If any litigation, arbitration. investigative, regulatory or administrative proceeding / action is current, pending or threatened against any Obligor or any other event occurs, which the Bank determines in its absolute discretion has (or might, if adversely determined, have) an Adverse Effect. (m) If an application is moved before Board for Industrial and Financial Reconstruction (BIFR) for declaring any Obligor as "Sick Company" under the provisions of Sick Industrial Companies Special (Provisions) Act, 1985 or any other analogous law (Including the Companies Act, 2013). (n) If there is any default, event of default or a potential event of default (however described) or other similar condition or event which with the lapse of time or giving of notice may become an event of default under one or more agreements or instruments (i) relating to any debt: (ii) entered between (a) the Bank and any Obligor. or (b) the Bank and any of the Obligor's Affiliates/associated company(ies); or (c) any Obligor and any of its lenders; or (d) Any Obligor's Affiliates / associated company(ies) with any of their lenders. If it becomes unlawful in any applicable jurisdiction for the Bank to perform any of its obligations as contemplated by any Finance Document or to fund or maintain or continue any Facility. If a cross default as below occurs: (i) any debt of any Obligor is not paid when due nor within any originally applicable grace period: (ii) any commitment for any debt of Obligor is (iii) cancelled or suspended by a creditor as a result of an event of default (however described): (iv) any creditor of any Obligor becomes entitled to declare any debt due and payable prior to its specified maturity as a result of an event of default (however described): or (v) any encumbrance over any assets of any Obligor to secure any other debt becomes enforceable; (q) If any event occurs or circumstances arise which in the opinion of the Bank would have an Adverse Effect.

11.2 Consequences of Default Without prejudice to or affecting or diluting the rights of the Bank under Clause 1.3 (d) or under any Finance Document, if an Default occurs or is outstanding, the Bank may at any time with immediate effect by a notice in writing to the Borrower: (a) cancel the Facilities, whereupon no further utilisation may be made of the Facility; and/or (b) declare all monies / amounts due, owing or outstanding (whether or not then otherwise due) under the Facilities as being immediately due and payable or otherwise payable on demand: and /or (c) enforce the security / Security Interest created under the Finance Documents. 12. EVIDENCE AND CALCULATIONS 13. 12.1 Accounts Accounts maintained by the Bank in connection with the Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings. 12.2 Certificates and determinations Any certification or determination by the Bank of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates. 12.3 Calculations Any interest or fee accruing under the Agreement accrues daily and is calculated on the basis of the actual number of days elapsed and a year of 360 or 365 days or otherwise, depending on what the Bank determines is market practice. 12. INDEMNITIES 13. 13.1 Currency indemnity (a) Each Borrower agrees to indemnify the Bank against any loss incurred by the Bank as a result of any judgment, award or order being given or made for the payment of any amount due under any Finance Document and that judgment, award or order being expressed in a currency other than that in which the payment was due. (b) Each Borrower, as an independent obligation shall upon demand by the Bank indemnify the Bank against any cost, loss, outstandings or liability arising out of any discrepancy / difference between (i) the foreign currency exchange rate applicable at the date of utilisation, and (ii) foreign currency exchange rate applicable at the date of repayment or prepayment, as the case may be, and all such amounts payable shall be deemed to be part of the outstandings due from the Borrower to the Bank for and on account of a Facility under the terms of the Finance Documents. (c) Each Borrower waives any right it may have to pay any amount under a Facility in a currency or currency unit other than that in which such amount is drawn down and/ or notified by the Bank. as the case may be. 13.2 General indemnity Each Borrower must immediately on demand pay to and indemnify the Bank against any cost, loss. Tax (excluding any Tax on the net income of the Bank in jurisdictions in which it is resident) or liability incurred by the Bank consequent upon / as a result of: (a) The Bank entering into and undertaking the transactions contemplated by the Finance Documents: (b) the occurrence of an Event of Default; or (c) any enquiry, investigation, subpoena (or similar order) or litigation with respect to any Obligor in relation to any Finance Document or transaction contemplate thereunder. (d) any delay, loss in transit, errors in translation, the coding or decoding of the communication or omissions, variations, mutilations or other errors in the transmission of the form of communication and Instructions. 13.3 Process for Instructions (a) The Bank is entitled to rely and act upon any Borrower's instructions, whether by way of email, fax or scan ("Instructions"), and assume that an authorised signatory of the Borrower has issued the Instructions. (b) Each Borrower shall: (i) deliver to the Bank no later than the next Banking Day following the dispatch of any instruction. the originals, in hard copy of such instruction bearing the legend "Confirmation of Scan" in bold letters. Failure of the Borrower to deliver such original hard copies shall not prejudice this indemnity; or (ii) hold the original hard copies of such Instructions bearing the legend "Confirmation of Scan" in bold letters, in trust for the Bank and shall promptly furnish the same when requested by the Bank. 13.4 Break Costs Each Borrower must, on demand by the Bank, pay to the Bank any Break Costs it incurs at any time in relation to any utilisation. 14. OVER DRAWING, LARGE CASH WITHDRAWALS AND SUSPENSION OF LIMITS 14.1 The Bank may disallow large cash withdrawals that are exceeding the Large Cash Withdrawal Threshold Amount specified in the Facility Letter (which limit is subject to change from time to time, at the discretion of the Bank, and will be communicated to the Borrower). The Bank is not under any obligation to meet further requirement of the Borrower on account of growth in business, etc., without proper revision and sanction in credit limits. However, if the Bank agrees to the request of the Borrower in this regard, the Borrower shall submit / execute necessary confirmation or other documents as the Bank may require and shall be liable to repay the amounts disbursed along with interest, cost. charges etc. as applicable to the existing main limit or at any other rate of interest which may be communicated to the Borrower while acceding to the Borrowers request. 14.2 The Bank may suspend the Facility and / or disallow drawings on a borrowal account on its classification as a non performing asset or on account of non compliance with the terms of the sanction and for which no separate communication will be made by the Bank. 14. COSTS, EXPENSES AND DEBIT RIGHTS 15.1 Each Borrower must on demand pay the Bank all costs and expenses (including legal fees and any Tax) the Bank incurs in connection with: (a) the preparation, negotiation, execution or perfection of; (b) any amendment to, or waiver of or consent under (or any evaluation of a request for the same); or (c) enforcement of, or the preservation of any rights under, any Finance Document.

15.2 Notwithstanding anything contained in any Finance Document and without prejudice to any of the other rights of the Bank, the Bank reserves the right to and the Borrower hereby consents to, and hereby authorises the Bank to debit the Borrower's accounts with the Bank, at any time and for: (a) the principal, interest and all outstandings / dues under the Facility / Finance Document. charges, fees, indemnity / reimbursement obligation and all monies owed to the Bank; and / or (b) any and all sums, obligations and liabilities (including insurance premiums. commission, service charges. interest, monies arising from the Facilities, default interest, exchange expenses, banker's charges, fees. disbursements, costs and other expenses) owed or otherwise payable by the Borrower to the Bank. The Bank may make the necessary currency conversions at its usual rate of exchange; and / or (c) any eventuality (whether or not in relation to the Facility hereunder), any monies that the Bank may have paid out or remitted to any person on behalf of or for the Borrower. Such debiting shall not be deemed to be a payment of the amount due (except to the extent of any amount in credit in the Borrower's current account) or a waiver of any event of default relating to the Facility. If such debiting causes the Borrower's account to be overdrawn, interest shall be payable accordingly. 16. AMENDMENTS AND WAIVERS 16.1 Procedure Any provision of the Agreement may be varied or amended by the Bank at its sole and absolute discretion by notice to the relevant Borrower, and any such variation or amendment will be binding on all Parties. 16.2 Waivers and remedies cumulative The Bank's failure to exercise or delay in exercising any right, power, privilege or remedy under the Finance Documents will not operate as a waiver or acquiescence, nor will any single or partial exercise of any right, power, privilege or remedy prevent any further or other exercise or the exercise of any other right, power, privilege or remedy. The rights, powers, privilege and remedies provided to the Bank in any Finance Document are cumulative and not exclusive of any rights or remedies provided by law or in equity, by statute or otherwise. 16.3 Deletions, new terms and changes Any additional provision specified in Clause 9 (Additional Conditions) of the Facility Letter will be incorporated in the Agreement and any provision specified in Clause 9 (Additional Conditions) of the Facility Letter as a provision which should be amended or deleted in the Master Credit Terms (Uncommitted) will be amended or deleted accordingly. 17. CHANGES TO THE PARTIES 17.1 Assignments and transfers by any Borrower No Borrower or any other Obligor is entitled to assign, transfer or novate any of its rights and obligations under the Finance Documents without the Bank's prior written consent. 17.2 Assignments and transfers by the Bank (a) The Bank may at any time assign or transfer any of its rights and obligations (in full or in part) under any Finance Document to any other person or change its lending office without the prior consent of or any notice to the Obligors. (b) The Borrower agrees that the Bank (or any nominee of the Bank) may retain any Security Interest created (or any part thereof) in trust and for the benefit of such assignee (and upon part assignment. in trust and for the benefit of both the Bank and such assignee on a pari passu basis), without the consent of or notice to the Borrower. Upon any such transfer or assignment as contemplated herein. the assignee and the Bank, as the case may be, will be entitled to take any action, including recovery and enforcement of the Bank's rights, in its own name. The Borrower shall continuo to be bound by the terms of the Finance Documents notwithstanding such transfer or assignment (c) Participation: The Borrower gives its unconditional consent that the Bank shall be entitled to shift, at its discretion, without notice to the Borrower, from time to time a part or portion of the outstandings in the limit/s of the Facility ("the Participation") to one or more scheduled commercial banks ("Participating Banks") and such Participation's shall be governed by the terms of the UNIFORM CODE GOVERNING INTER BANK PARTICIPATIONS. 1988 and all amendments thereto. from time to time. Such Participation shall not affect the rights and obligations, inter-se, the Borrower and the Bank in respect of the Facility, in any manner whatsoever. Such Participation shall be available to the Bank, for and in respect of all additional/ further limits under the Facility. without any confirmation/ consent of or any reference to the Borrower in that behalf. The Borrower shall not have and shall not claim any privity of contract with any such Participating Banks under the Participation and the Bank shall and shall continue to represent the Participating Banks in all respects and for all matters arising out of/relating to the Participation. (d) Inter-branch Transfer: The Borrower hereby agrees that the Bank shall be at liberty to transfer the Facility / account of the Borrower from one branch to another branch of the Bank as per the administrative convenience of the Bank. The Borrower hereby agrees and confirms that such transfer of the Facility / account shall not be considered as closed and all the Finance Documents will continue unaffected until all the amounts remaining unpaid under the Facility / account so transferred to the other branch are repaid in full. 18. DISCLOSURE OF INFORMATION The Bank will keep information provided by, or relating to, any Borrower confidential except that the Bank may disclose such information: (a) to any of the Bank's Affiliates; (b) to any of the Bank's or the Bank's Affiliates' service providers, insurers or insurance brokers or professional advisers, who are under a duty of confidentiality to the discloser to keep such information confidential; (c) to any actual or potential participant, sub-participant or transferee of the Bank's rights or obligations under any transaction between the parties (or any of its agents or professional advisers) and any other person in connection with a transaction or potential transaction between the parties; (d) to any rating agency, or direct or indirect provider of credit protection; (e) as required by law or any Authority; and (I) to the Credit Information Bureau (India) Ltd. and any other agency authorised in this behalf by the Reserve Bank of India or any other regulatory authority, which may use. process, disclose and furnish the said information disclosure by the Bank in any manner as deemed fit by them. 19. SET-OFF The Bank may set off any obligation due from a Borrower or the Borrowers Affiliates under the Finance Documents against any obligation owed by the Bank or the Bank's Affiliates to that Borrower or the Borrower's Affiliates. regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Bank may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. For the purposes of this Clause. "obligation" includes any obligation whether matured or unmatured, actual or contingent, present or future. If the amount of any such obligation is unascertained, the Bank may estimate the amount for the purposes of the set-off. 20. LIENS In addition to all liens upon, and rights of set off against the monies, securities or other property of each Borrower given to the Bank by law, the Bank shall have a lien upon and a right of set off against, all monies, securities and other property of each Borrower now or hereafter in the possession of or on deposit with the Bank. whether held in a general or special account or deposit, or for safe keeping or otherwise; and every such lien and right of set off may be exercised without demand upon or notice to the relevant Borrower. No lien or right of set off shall be deemed to have been waived by any act or conduct on the part of the Bank, or by any neglect to exercise such right of set off or to enforce such lien, or by any delay in so doing and every rights of set off and lien shall continue in full force and effect until such rights of set off or lien is specifically waived or released by an instrument in writing executed by Bank. 21. REGULATORY DECLARATIONS 21.1 For the purposes of this clause: "Directors of the Bank" means and includes the Chief Executive Officer (CEO) and the top most officers of Business and Credit (presently the business head and credit head). "directors of other banks" includes (apart from directors of commercial banks) directors of Scheduled Co-operative Banks, the directors of their Subsidiaries / trustees of mutual funds / venture capital funds. "relative" means a person's spouse, father. mother (including step-mother), son (including step-son), son's wife, daughter (including step-daughter), daughter's husband, brother (including step-brother), brother's wife. sister (including stepsister), sister's husband, brother (including step-brother) of the spouse and sister (including step-sister) of the spouse. "Specified Senior Officer" means and includes the top most senior officer (presently the business head and credit head) and his / her immediate next lower level officer in credit and business functions of the Bank. "Substantial Interest" shall have the same meaning assigned to it in Section 5(ne) of the Banking Regulation Act, 1949. 21.2 By signing this Agreement the Borrower hereby declares as follows: (a) at the date hereof none of the "Directors of a Bank" or their relatives, is interested in the Borrowers as a partner or in their subsidiary or holding company as director.managing agent, manager, employee or guarantor or holder of substantial interest, as the case may be; (b) at the date hereof none of the directors or relative of a director of other banks, is a relative of the Borrowers or is interested in the Borrowers as partner, director or guarantor or holder of substantial interest, as the case may be; and (c) at the date hereof, the Borrower and none of its directors or partners is a relative of any "Specified Senior Officer of the Bank" or "Specified Senior Officers" or his/her relatives, is interested in the company as partner, director or guarantor or holder of substantial interest, as the case may be. (d) no Borrower nor any of its current or future directors / promoters / guarantors / associate concerns / partners / coparceners (as the case may be) is or shall be: (i) on the Export Credit Guarantee Corporation's (ECGC's) specified approval list; or (ii) convicted under the provisions of Conservation of Foreign Exchange and Prevention of Smuggling Activities Act, 1974: or (iii) on Reserve Bank of India's defaulters / caution list; Or (i) on the Bank's defaulter list. In the event that the below negative confirmations/ declarations are not true, then each Borrower shall provide a written declaration with details of such relationship to the Bank. If the details of such declaration change during the term of the Facility then, the relevant Borrowers shall promptly provide a written declaration to the Bank of any such changes for the Bank to consider the same. 21.3 Each Borrower shall promptly give written notice to the Bank of all litigations affecting any Obligor including. its directors, partners, etc as the case may be which have been initiated by any other financial institution and / or bank CFI Litigations"), and to procure the delivery of such notice to the Bank from the Borrower. Further, each Borrower shall provide complete details of all such Fl Litigations which are current, proposed. pending, continuing or threatened against any Obligor its directors, partners, etc in accordance with the regulations issued by Reserve Bank of India, from time to time. 21.4 Each Borrower has duly paid and shall continue to pay, on timely basis. all statutory dues, including without limitation, statutory dues under The Employees' Provident Funds and Miscellaneous Provisions Act, 1952. Each Borrower shall provide, on annual basis or as required by the Bank, a certificate from its auditors certifying that all statutory dues, including without limitation, statutory dues under The Employees' Provident Funds and Miscellaneous Provisions Act, 1952 have been duly paid by each Borrower. 21.5 Each Borrower must not use all or any part of the Facility for investment(s) into capital market oriented mutual fund schemes including, without limitation. equity / real estate mutual funds. 22. NOTICE 22.1 In writing Any communication made in connection with the Finance Documents, including any demand made under the Agreement, must be in English and in writing and may be made by email, fax or letter. 22.2 Contact details Contact details are as otherwise notified to the other Party by not less than five Banking Days' notice.

22.3 Effectiveness (a) Any communication or document made or delivered to an Obligor in connection with the Finance Documents will only be effective: (i) if by way of fax, at the time shown on the transmission report as being successfully sent; (ii) if delivered personally, at the time of delivery; (iii) if sent by post, six (6) Banking Days after posting; and (iv) if sent by email, at the time sent by the Bank. (b) Any communication or document given to the Bank will 'be effective only when actually received by the Bank. (c) Any communication or document given under paragraph (a) above but received on a non Banking Day or after business hours in the place of receipt, will only be deemed to be given on the next Banking Day in that place. 23. PARTIAL INVALIDITY If any provision of the Finance Documents is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 23. ENTIRE AGREEMENT The Finance Documents constitute the entire agreement between the Parties about its subject matter and replace all previous agreements between the Parties on that subject matter. None of the Borrowers have relied on any oral or written representation or warranty made, or purportedly made, by or on the Bank's behalf except as set out in the Finance Documents. 23. COUNTERPARTS Each Finance Document may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of that Finance Document. 23. GOVERNING LAW AND JURISDICTION The Agreement and all non•contractual obligations arising in any way out of or in connection with the Agreement are governed by Indian law and each Borrower irrevocably submits to the non-exclusive jurisdiction of the courts of the Jurisdiction (as defined in the Facility Letter). This shall not however limit the rights of the Bank to take proceedings in any court of competent jurisdiction.

APPENDIX 1 TRADE FINANCE FACILITY Trade Finance Group All •Negotiation of export credit documents with discrepancies on a with recourse basis Trade Finance Group 1 •Purchase of documents against payment bills with title documents on parties acceptable to the Bank on a with recourse basis •Purchase of documents against acceptance bills with ECA/approved insurance cover on a with recourse basis •Issuance of back-to-back letters of credit •Issuance of import letters of credit - sight and usance - with title documents •Loan against import Trade Finance Group 2 •Purchase of documents against acceptance bills without ECA/approved insurance cover on a with recourse basis •Purchase of documents against payment bills without title documents on parties acceptable to the Bank on a with recourse basis •Issuance of quasi back-to-back letters of credit - without title documents (i.e. Import letter of credit supported by export letter of credit acceptable to the Bank) •Issuance of import letters of credit - sight and usance - without title documents •Shipping guarantees Trade Finance Group 3 •Pre-shipment loan - i.e. packing credit •Purchase of clean (non-documentary) bills of exchange on a with recourse basis •Purchase of clean (non-documentary) promisso with recourse basis •Acceptance of drafts under import letters of cre •Release of documents against acceptance supp receipts •Loans against trust receipts •Import loans •Import invoice financing ] unless specified in •Export invoice discounting ] the Facility Letter. •Red clause letters of credit ] For MAJESCO SOFTWARE AND SOLLITONS INDIA PVT. LTD. Director I Authorised Signatory